EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

         As independent public accountants, we hereby consent to incorporation by reference in this Form S-8 registration statement of our report dated March 24, 2000 (except with respect to the matters discussed in Note 6, as to which the date is April 6, 2000), included in Successories, Inc.'s Form 10-K for the year ended February 3, 2001 and to all references to our Firm included in this Form S-8 registration statement.




/s/ Arthur Andersen LLP

Chicago, Illinois
January 9, 2002